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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

To the Board of Directors
QuadraMed Corporation

     We hereby consent to the inclusion in this Registration Statement on Form S-1 of our reports dated August 1, 2003 relating to the consolidated financial statements and related financial statement schedule of QuadraMed Corporation for the year December 31, 2002.

     We also consent to the reference as Experts in the Prospectus and in the Registration Statement.

                                /s/ BDO Seidman, LLP
                                ------------------------
                                BDO Seidman, LLP


Washington, D.C.
January 20, 2004